Exhibit 23.1
Consent Of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of our report dated February 22, 2007, except for the matters related to the sale of power business described in Note 2, as to which the date is October 8, 2007, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in this Current Report (Form 8-K).
     Form S-3:
Registration Statement Nos. 333-20927, 333-20929, 333-29185, 333-35097, 333-70394, 333-85540, 333-106504, and 333-134293
     Form S-4:
Registration Statement Nos. 333-57416, 333-63202, 333-85568, and 333-129779
     Form S-8:

Registration No. 33-58671 —	The Williams Companies, Inc. Stock Plan for Nonofficer Employees

Registration No. 33-58971 —	Transco Energy Company Thrift Plan

Registration No. 333-03957 —	The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors

Registration No. 333-11151 —	The Williams Companies, Inc. 1996 Stock Plan

Registration No. 333-40721 —	The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees

Registration No. 333-51994 —	The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees

Registration No. 333-66474 —	The Williams Companies, Inc. 2001 Stock Plan

Registration No. 333-76929 —	The Williams International Stock Plan

Registration No. 333-85542 —	The Williams Investment Plus Plan

Registration No. 333-85546 —	The Williams Companies, Inc. 2002 Incentive Plan

Registration No. 333-142985 —	The Williams Companies, Inc. Employee Stock Purchase Plan
/s/ Ernst & Young LLP
Tulsa, Oklahoma
October 8, 2007